UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2015

Louisiana Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-33573	20-8715162
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Veterans Memorial Boulevard, Metairie, Louisiana	70005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 834-1190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 15, 2015, Louisiana Bancorp, Inc. (“Louisiana Bancorp”) completed its merger (the “Merger”) with and into Home Bancorp, Inc. (“Home Bancorp”), with Home Bancorp continuing as the surviving corporation, in accordance with the terms of that certain Agreement and Plan of Merger, dated as of June 18, 2015, by and between Louisiana Bancorp and Home Bancorp (the “Merger Agreement”) in a transaction valued at approximately $74.5 million. Immediately after the closing and in accordance with the terms of the Merger Agreement, Bank of New Orleans, which had been a wholly-owned subsidiary of Louisiana Bancorp, was merged with and into Home Bank, N.A., Home Bancorp’s wholly-owned subsidiary, with Home Bank as the surviving institution.

Pursuant to the terms of the Merger Agreement, each share of Louisiana Bancorp’s common stock was converted into the right to receive $24.25 in cash. Immediately prior to the effective time of the Merger, each unvested share of restricted Louisiana Bancorp stock and each unvested option to purchase shares of Louisiana Bancorp common stock automatically vested in full, and all restrictions otherwise applicable to shares of restricted stock lapsed. Upon the completion of the Merger, each such share of restricted stock was converted to the right to receive the $24.25 cash merger consideration. All stock options that were outstanding and unexercised at the completion of the Merger were cancelled, and the holders of such options are entitled to receive a cash payment equal to (1) the total number of shares subject to such options multiplied by (2) the excess, if any, of the per share merger consideration over the per share exercise price of each option.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the description of the Merger Agreement and the Merger previously reported in the Current Report on Form 8-K filed by Louisiana Bancorp on June 18, 2015, which description is incorporated herein by reference, and by the Merger Agreement itself, which is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2015, Louisiana Bancorp notified the NASDAQ Global Market (“NASDAQ”) that at the effective time of the Merger, each share of Louisiana Bancorp’s common stock, $0.01 par value, issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $24.25 in cash. Louisiana Bancorp requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission to delist Louisiana Bancorp’s shares of common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Accordingly, trading of Louisiana Bancorp’s common stock on NASDAQ was suspended prior to the opening of trading on September 16, 2015.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

On September 15, 2015, pursuant to the terms of the Merger Agreement, each share of Louisiana Bancorp’s common stock was converted into the right to receive $24.25 in cash. As of the effective time of the Merger, holders of Louisiana Bancorp’s common stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders of Louisiana Bancorp, other than the right to receive the merger consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

On September 15, 2015, pursuant to the terms of the Merger Agreement, Louisiana Bancorp merged with and into Home Bancorp, with Home Bancorp continuing as the surviving corporation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 18, 2015, between Home Bancorp, Inc. and Louisiana Bancorp, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Louisiana Bancorp, Inc., dated as of June 18, 2015 and filed with the SEC on June 18, 2015. (SEC File No. 001-33573).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA BANCORP, INC.

Date: September 15, 2015	By:	/s/Lawrence J. LeBon, III
		Name:	Lawrence J. LeBon, III
		Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of June 18, 2015, between Home Bancorp, Inc. and Louisiana Bancorp, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Louisiana Bancorp, Inc., dated as of June 18, 2015 and filed with the SEC on June 18, 2015. (SEC File No. 001-33573).